SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 2000
                                (May 18, 2000)


                         TOUCHTUNES MUSIC CORPORATION
        -------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


         NEVADA               33-7006              87-048534
   ------------------     --------------   ------------------------
    (State or other         (Commission      (I.R.S. Employer
    jurisdiction of          File No.)       Identification Number)
    incorporation or
     organization)

              1800 E. Sahara, Suite 107, Las Vegas, Nevada 89104
                   (Address of principal executive offices)

Registrant's telephone number, including area code (702) 792-7405































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ITEM 1.  Changes in Control of Registrant.

     On May 18, 2000, Capital Communications CDPQ Inc. ("Capital"), an independent Canadian investor with no previous investment in the Registrant, purchased 6,666,667 shares of Series B Preferred Stock of the Registrant for $15,000,000 US. At the same time, Sofinov Societe Financiere D'Innovation Inc. ("Sofinov"), a Canadian investor with a significant prior investment in the Registrant, purchased 2,222,222 shares of Series B Preferred Stock of the Registrant for
$5,000,000 US. Both purchases were made pursuant to a Subscription Agreement dated May 18, 2000. The shares of Series B Preferred Stock are convertible, at the option of the owner, share for share, into shares of the Registrant's Class A Voting Common Stock. All the shares acquired, and those into which they are convertible, were acquired for investment. Registrant claims an exemption for such transaction from the registration requirements of Section 5 of the Securities Act by virtue of Section 4 (2) thereof. The amount of Series B Preferred Stock issued to Capital and Sofinov may increase in accordance with certain anti-dilutive provisions in the Subscription Agreement.

     The relative rights, preferences and privileges of the Series B Preferred Stock are virtually the same as those of the Series A Preferred Stock, except
(i) the Series B Preferred Stock is entitled to receive a preferential and cumulative dividend of 9% per annum, not payable prior to June 30, 2002, and
(ii) at the option of the holder, the Series B Preferred Stock must be redeemed by the Registrant as of January 1, 2004, if the conversion right has not been exercised by the holder. Subject to the right of prior conversion by the holder, the Registrant may redeem the Series B Preferred Stock at the earlier of June 30, 2002 or the date at which the Registrant shall have delivered at least 7,000 jukeboxes. Whether redeemed at the option of the holder or at the election of the Registrant, the redemption price for the Series B Preferred Stock shall be equal to $2.25 US per share, the subscription price, plus an amount which will entitle each holder to receive a return of 20% per annum on the investment, inclusive of all dividends paid.

     As previously reported on Registrant's Form 8-K dated January 12, 2000, Societe Innovatech du Grand Montreal ("Innovatech") and Sofinov already own 12,843,960 shares of the Registrant's Series A Preferred Stock, which is convertible, at the option of the owner, share for share, into shares of the Registrant's Class A Voting Common Stock.

     Based on the present number of shares of the Registrant's Class A Voting Common Stock issued and outstanding (14,658,644 shares), if all of the Series A and Series B Preferred Stock was converted into 21,732,849 shares of the Registrant's Class A Voting Common Stock, the holders of the Series A and Series B Preferred Stock would own approximately 59.72% of the Registrant's Class A Voting Common Stock.

     On May 18, 2000, the Registrant, Capital, Sofinov, Innovatech and Techno Expres S.A. (the majority owner of the Registrant's Class A Voting Common Stock) entered into a Voting Trust and Limited Shareholder Agreement which provides, among other things, that Capital, Sofinov and Innovatech are entitled to a total of three seats on the Registrant's Board of Directors, which shall consist of at least seven members.

     On May 18, 2000, Capital, Sofinov and Innovatech also entered into a Registration Rights Agreement with the Registrant which provides these three investors with certain rights to register their shares for public sale.



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ITEM 7.  Financial Statements and Exhibits.

1.   Subscription Agreement.

2.   Registration Rights Agreement.

3.   Voting Trust and Limited Shareholders Agreement.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         TOUCHTUNES MUSIC CORPORATION


Date:  June 1, 2000           Per: /s/Tony Mastronardi
                              ---------------------------
                                 Tony Mastronardi
                                 President and Director







































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